Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2006 SECOND QUARTER RESULTS – STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 8% SINCE 2005 YEAR END.
     NEW YORK, NY, August 9, 2006 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at June 30, 2006 was $250.15, an increase of 8.0% from stockholders’ equity per common share of $231.72 at December 31, 2005 (all as adjusted for the stock dividend declared in February 2006), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Mr. Hicks commented, “We are pleased that each of our insurance operating units, RSUI, CATA and Darwin, produced strong underwriting results in the second quarter and first half of 2006, and that RSUI is making significant progress in reducing its exposure to catastrophes on a gross basis, before reinsurance.” On a consolidated basis, cash and invested assets were approximately $3.8 billion at June 30, 2006, an increase of 19.4% from approximately $3.2 billion at December 31, 2005.
     Alleghany’s net earnings from continuing operations in the second quarter of 2006 were $73.2 million, or $9.10 per common share (presented on a diluted basis throughout), compared with $36.9 million, or $4.57 per common share, in the second quarter of 2005. 2006 second quarter net earnings were $73.2 million, or $9.10 per common share, compared with net earnings of $31.4 million, or $3.90 per common share, in the corresponding 2005 period. Net earnings amounts reflect discontinued operations, which consist of the operations of World Minerals, Inc. prior to its disposition in July 2005.
     Highlights of Alleghany’s results for the three months ended June 30, 2006 and 2005 are as follows:

			Per share(1)
(in millions, except for per share and share amounts)	2006	2005	2006	2005
Net earnings from continuing operations (2)

Adjustments:	$73.2	$36.9	$9.10	$4.57

Add: Net catastrophe losses after tax	2.4	3.6	0.29	0.45

Deduct: Realized capital gains	(7.1)	(0.4)	(0.87)	(0.05)

Net earnings from continuing operations, as adjusted (3)	$68.5	$40.1	$8.52	$4.97

Average number of outstanding shares of common stock (4)			8,054,915	8,075,906

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	After tax and application of minority interest expense representing third party ownership of Darwin common stock as a result of its initial public offering in May 2006.

(3)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(4)	Adjusted to reflect the dividend of common stock declared in February 2006.

     Alleghany’s net earnings from continuing operations in the first six months of 2006 were $132.4 million, or $16.45 per common share, compared with $98.2 million, or $12.19 per common share, in the first six months of 2005. 2006 first half net earnings were $132.4 million, or $16.45 per common share, compared with net earnings of $92.3 million, or $11.46 per common share, in the corresponding 2005 period. Highlights of Alleghany’s results for the six months ended June 30, 2006 and 2005 are as follows:

			Per share(1)
(in millions, except for per share and share amounts)	2006	2005	2006	2005
Net earnings from continuing operations (2)

Adjustments:	$132.4	$98.2	$16.45	$12.19

Add: Net catastrophe losses after tax	3.0	9.1	0.37	1.13

Deduct: Realized capital gains	(11.6)	(31.1)	(1.44)	(3.86)

Net earnings from continuing operations, as adjusted (3)	$123.8	$76.2	$15.38	$9.46

Average number of outstanding shares of common stock (4)			8,061,101	8,063,175

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	After tax and application of minority interest expense representing third party ownership of Darwin common stock as a result of its initial public offering in May 2006.

(3)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(4)	Adjusted to reflect the dividend of common stock declared in February 2006.
     The comparative contributions to earnings from continuing operations before taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance businesses consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Darwin Professional Underwriters, Inc. (“Darwin”)), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
AIHL	$93.4	$58.0	$164.3	$135.2
Corporate activities	13.8	(5.5)	11.5	9.5

Total	$107.2	$52.5	$175.8	$144.7

     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA and Darwin were as follows (in millions, except ratios):
Three Months Ended June 30,

	RSUI	CATA	Darwin	AIHL
2006

Gross premiums written	$407.5	$49.6	$58.1	$515.2
Net premiums written	229.2	47.4	36.4	313.0

Net premiums earned (1)	$172.4	$42.3	$32.0	$246.7
Loss and loss adjustment expenses	83.1	18.2	21.8	123.1
Underwriting expenses (2)	33.1	18.1	9.0	60.2

Underwriting profit (3)	$56.2	$6.0	$1.2	63.4

Net investment income (1)				28.6
Realized capital gains (1)				10.9
Other income (1)				0.5
Other expenses (2)				(9.9)

Earnings before income taxes and minority interest				$93.4

Loss ratio (4)	48.2%	43.2%	68.2%	49.9%
Expense ratio (5)	19.2%	42.7%	28.1%	24.4%
Combined ratio (6)	67.4%	85.9%	96.3%	74.3%

2005

Gross premiums written	$325.3	$45.7	$36.7	$407.7
Net premiums written	168.2	43.7	20.8	232.7

Net premiums earned (1)	$158.2	$40.5	$20.0	$218.7
Loss and loss adjustment expenses	83.0	17.8	13.5	114.3
Underwriting expenses (2)	31.4	17.9	6.1	55.4

Underwriting profit (3)	$43.8	$4.8	$0.4	49.0

Net investment income (1)				15.4
Realized capital gains (1)				0.6
Other income (1)				1.3
Other expenses (2)				(8.3)

Earnings before income taxes and minority interest				$58.0

Loss ratio (4)	52.5%	44.0%	67.6%	52.3%
Expense ratio (5)	19.8%	44.1%	30.9%	25.3%
Combined ratio (6)	72.3%	88.1%	98.5%	77.6%

Six Months Ended June 30,

	RSUI	CATA	Darwin	AIHL
2006

Gross premiums written	$703.0	$93.9	$117.9	$914.8
Net premiums written	391.9	89.6	73.2	554.7

Net premiums earned (1)	$334.5	$83.5	$59.3	$477.3
Loss and loss adjustment expenses	166.8	37.8	41.1	245.7
Underwriting expenses (2)	65.0	36.4	16.2	117.6

Underwriting profit (3)	$102.7	$9.3	$2.0	114.0

Net investment income (1)				53.5
Realized capital gains (1)				15.5
Other income (1)				1.3
Other expenses (2)				(20.0)

Earnings before income taxes and minority interest				$164.3

Loss ratio (4)	49.9%	45.3%	69.3%	51.5%
Expense ratio (5)	19.4%	43.6%	27.4%	24.6%
Combined ratio (6)	69.3%	88.9%	96.7%	76.1%

2005

Gross premiums written	$596.3	$88.9	$70.5	$755.7
Net premiums written	309.8	84.8	41.4	436.0

Net premiums earned (1)	$313.7	$79.8	$38.7	$432.2
Loss and loss adjustment expenses	165.4	37.8	26.4	229.6
Underwriting expenses (2)	61.3	35.6	11.5	108.4

Underwriting profit (3)	$87.0	$6.4	$0.8	94.2

Net investment income (1)				28.8
Realized capital gains (1)				25.8
Other income (1)				2.0
Other expenses (2)				(15.6)

Earnings before income taxes and minority interest				$135.2

Loss ratio (4)	52.7%	47.4%	68.2%	53.1%
Expense ratio (5)	19.6%	44.6%	29.7%	25.1%
Combined ratio (6)	72.3%	92.0%	97.9%	78.2%

(1)	Represent components of total revenues.

(2)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.
     RSUI’s underwriting profit for the second quarter and first six months of 2006 increased from the corresponding 2005 periods, reflecting lower estimated ultimate casualty loss and loss adjustment expense ratios for the current accident year in the general liability, professional liability and umbrella lines of business, reductions in ceded premiums under RSUI’s property surplus-share reinsurance treaties and a decrease in catastrophe losses to $2.4 million during the 2006 first half from $14.3 million in the corresponding 2005 period. RSUI’s underwriting profit in each of its casualty and property lines of business increased in the 2006 first half from the corresponding 2005 period, despite, with respect to property lines, a substantial increase at May 1, 2006 in the cost of RSUI’s per risk and catastrophe reinsurance. RSUI did not make any changes to prior year loss and loss adjustment expense reserves during the second quarter or first six months of 2006, including loss estimates relating to 2005 and 2004 hurricane losses.
     CATA’s underwriting profit for the first six months of 2006 increased from the corresponding 2005 period, reflecting favorable loss emergence principally in its commercial surety and liability lines of business (resulting in a release in the 2006 first half of $6.3 million of prior year loss reserves, compared with a release in the 2005 first half of $2.2 million of prior year loss reserves) and an increase in net premiums earned in the commercial surety line of business, partially offset by higher than expected property loss frequency and severity in the first half of 2006. CATA’s underwriting profit in 2006 also benefited from CATA’s exit from the unprofitable construction segment of its contract surety line of business during the 2005 first quarter.
     Darwin’s 2006 second quarter and first half underwriting profit increased from the corresponding 2005 periods, primarily reflecting an increase in net premiums earned due to increased levels of gross and net premiums written across all lines of business, a release in the second quarter of 2006 of $0.8 million of 2003 accident year loss reserves and a slight decrease in expenses relative to premium volume.
     AIHL’s net investment income increased approximately 86% for both the 2006 second quarter and first half from the corresponding 2005 periods, reflecting a larger invested asset base attributable principally to capital contributions made by Alleghany to RSUI and Darwin during the 2005 fourth quarter and higher investment yields.
     Highlights of results for corporate activities during the three and six months ended June 30, 2006 and 2005 were as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues	$26.9	$6.8	$34.9	$32.3

Other operating expenses	1.8	0.8	2.5	1.6

Corporate administration expense	9.5	10.5	18.0	19.5

Interest expense	1.8	1.0	2.9	1.7

Earnings (loss) before income taxes and minority interest	$13.8	$(5.5)	$11.5	$9.5

     Corporate activities’ 2006 second quarter and first half pre-tax earnings primarily reflect the sale by Alleghany Properties in May 2006 of 59 acres of real property for $29.3 million, resulting in an estimated net pre-tax gain of $23.1 million, partially offset by lower realized capital gains from the sales of securities recorded in the 2006 first half compared with the corresponding 2005 period. On June 23, 2006, Alleghany completed an offering of 1,132,000 shares of 5.75% mandatory convertible preferred stock at a public offering price of $264.60 per share, less underwriter discounts and other related expenses, resulting in net proceeds of $290.4 million.
     As of June 30, 2006, Alleghany beneficially owned 6.0 million shares, or approximately 1.7 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $475.5 million, or $79.25 per share. The aggregate cost of such shares is approximately $72.4 million, or $12.07 per share.
     Additional information regarding the 2006 second quarter results of Alleghany and its operating units is contained in Alleghany's Report on Form 10-Q for the quarter ended June 30, 2006, which was filed with the U.S. Securities and Exchange Commission on August 9, 2006.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     In addition to the GAAP presentations of net earnings, Alleghany also shows net earnings as adjusted to exclude both net catastrophe losses after tax and realized capital gains, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #

Forward-looking Statements
     This press release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to Alleghany’s insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to the insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior year.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of Alleghany’s significant equity investments; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 6/30/06			THREE MONTHS ENDED 6/30/05
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$246,712	$0	$246,712	$218,654	$0	$218,654
Net investment income	28,579	3,749	32,328	15,398	4,084	19,482
Realized capital gains (losses)	10,884	(1)	10,883	620	(3)	617
Other income	526	23,177	23,703	1,269	2,728	3,997

Total revenues	286,701	26,925	313,626	235,941	6,809	242,750

Costs and expenses
Loss and loss adjustment expenses	123,161	0	123,161	114,305	0	114,305
Commissions and brokerage	60,189	0	60,189	55,378	0	55,378
Other operating expenses	9,934	1,776	11,710	8,257	821	9,078
Corporate administration	0	9,561	9,561	3	10,505	10,508
Interest expense	0	1,805	1,805	0	1,000	1,000

Total costs and expenses	193,284	13,142	206,426	177,943	12,326	190,269

Earnings (loss) from continuing operations, before income taxes and minority interest	$93,417	$13,783	107,200	$57,998	($5,517)	52,481

Income taxes			32,852			15,554

Earnings from continuing operations before minority interest			74,348			36,927

Minority interest, net of tax			1,148			0

Earnings from continuing operations			73,200			36,927

Discontinued operations
Operations			0			(2,178)
Income taxes			0			3,347

(Loss) from discontinued operations, net			0			(5,525)

Net earnings			$73,200			$31,402

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	SIX MONTHS ENDED 6/30/06			SIX MONTHS ENDED 6/30/05
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$477,294	$0	$477,294	$432,206	$0	$432,206
Net investment income	53,475	8,166	61,641	28,788	5,896	34,684
Realized capital gains (losses)	15,458	2,408	17,866	25,812	22,032	47,844
Other income	1,362	24,278	25,640	2,028	4,368	6,396

Total revenues	547,589	34,852	582,441	488,834	32,296	521,130

Costs and expenses
Loss and loss adjustment expenses	245,691	0	245,691	229,582	0	229,582
Commissions and brokerage	117,574	0	117,574	108,422	0	108,422
Other operating expenses	20,029	2,491	22,520	15,611	1,620	17,231
Corporate administration	0	17,984	17,984	3	19,463	19,466
Interest expense	0	2,906	2,906	0	1,665	1,665

Total costs and expenses	383,294	23,381	406,675	353,618	22,748	376,366

Earnings from continuing operations, before income taxes and minority interest	$164,295	$11,471	175,766	$135,216	$9,548	144,764

Income taxes			42,193			46,614

Earnings from continuing operations before minority interest			133,573			98,150

Minority interest, net of tax			1,167			0

Earnings from continuing operations			132,406			98,150

Discontinued operations
Operations			0			(653)
Income taxes			0			5,224

(Loss) from discontinued operations, net			0			(5,877)

Net earnings			$132,406			$92,273

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	JUNE 30,
	2006	DECEMBER 31,
	(unaudited)	2005*
ASSETS
Available for sale securities at fair value:
Equity securities	$777,540	$796,192
Debt securities	1,879,615	1,589,371
Short-term investments	1,064,054	738,846

	3,721,209	3,124,409
Other invested assets	11,542	10,876

Total investments	3,732,751	3,135,285

Cash	63,931	47,457
Notes receivable	91,601	91,535
Premium balances receivable	275,203	223,378
Reinsurance recoverables	1,374,777	1,642,199
Ceded unearned premium reserves	322,067	314,472
Deferred acquisition costs	76,147	62,161
Property and equipment — at cost, net of accumulated depreciation and amortization	18,808	19,708
Goodwill and other intangibles, net of amortization	163,374	167,506
Current taxes receivable	0	18,310
Other assets	73,905	74,196

	$6,192,564	$5,796,207

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,432,312	$2,581,041
Unearned premiums	897,993	812,982
Reinsurance payable	147,350	181,693
Net deferred tax liabilities	82,490	95,988
Subsidiaries’ debt	80,000	80,000
Current taxes payable	18,471	0
Minority interest	72,220	0
Other liabilities	173,410	176,176

Total liabilities	3,904,246	3,927,880
Stockholders’ equity	2,288,318	1,868,327

	$6,192,564	$5,796,207

COMMON SHARES OUTSTANDING (adjusted for stock dividends)	7,950,297	8,062,977

*	Certain amounts have been reclassified to conform to the 2006 presentation.